Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 2, 2017 relating to the financial statements of Verona Pharma plc, which appears in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-217124). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-217124).

/s/PricewaterhouseCoopers LLP
Reading, United Kingdom
April 26, 2017